                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2001 appearing on page F-2 of Anchor National Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2000. We consent to the incorporation by reference in the Variable Separate Account (Portion Relating to the Polaris II Variable Annuity) Prospectuses of our report dated March 2, 2001 relating to the financial statements of Variable Separate Account (Portion Relating to the Polaris II Variable Annuity) and to the incorporation by reference in the Variable Separate Account (Portion Relating to the PolarisAmerica Variable Annuity) Prospectus of our report dated March 2, 2001 relating to the financial statements of Variable Separate Account (Portion Relating to the PolarisAmerica Variable Annuity). We also consent to the reference to us under the heading "Independent Accountants" in such Prospectuses.



PricewaterhouseCoopers LLP
Woodland Hills, California
April 13, 2001